EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Amendment No. 5 to the Registration Statement on Form SB-2 for Ultimate Sports Entertainment, Inc., of our report dated March 26, 2000, relating to the January 31, 2000 financial statements of Ultimate Sports Entertainment, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".

/s/ Pritchett, Siler & Hardy, P.C.

Salt Lake City, Utah
December 11, 2000